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                                 EXHIBIT (14)(b)

                             Consent of Ropes & Gray
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AmSouth Value Fund
AmSouth Regional Equity Fund

                                      -30-

                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Registration Statement of AmSouth Funds' Regional Equity Fund on Form N-14 under the Securities Act of 1933, as amended.

                                       /s/ Ropes & Gray
                                       ROPES & GRAY

Washington, D.C.
December 22, 1999